DUPLICATE or COUNTERPART
Original Stamped with
$ 2430

STAMP DUTY -8.9.21 HONG KONG

HONG KONG 印花 00005.00 香港 STAMP DUTY PAID

***This Agreement*** is made the 30th day of August Two thousand and twenty one

**Between** **YAO CHAK CHUEN ( 游澤泉 ), YAU CHAK TONG ( 游澤棠 )** and **CHAN LAI YIN ( 陳麗妍 )** all of 2nd Floor of Wing Tai Factory Building, No.3 Tai Yip Street, Kwun Tong, Kowloon, Hong Kong (hereinafter called "the Landlord") of the one part and **WINTA SERVICES LIMITED ( 宏泰系統服務工程有限公司 )** whose registered office is situate at 5th Floor of Wing Tai Industrial Building, No.3 Tai Yip Street, Kwun Tong, Kowloon, Hong Kong (hereinafter called "the Tenant") of the other part **NOW IT IS AGREED** as follows : -

1. The Landlord shall let and the Tenant shall take **ALL THOSE** the premises more particularly described in the Schedule hereto (which said Factory is hereinafter referred to as "the said premises") **TOGETHER** with a right of way for the Tenant his servants and agents (in common with the Landlord and all others having the like right) from time to time to pass and repass over and along the staircases and landings erected in the said building and the right (in common with the Landlord and all others having the like right) to use the lifts installed in the said building for the purpose of access to and egress from the said premises **FOR THE TERM** of **TWO (2) YEARS** from the 15th day of September 2021 to the 14th day of September 2023 **YIELDING AND PAYING** therefor during the said term monthly and every calendar month the rent of **DOLLARS FORTY THOUSAND AND FIVE HUNDRED ($40,500.00) ONLY** inclusive of rates payable in Hong Kong Currency in advance on the 15th day of each and every calendar month.

2. The Tenant agrees with the Landlord as follows : -

(1) To pay the said rent at the time and in manner aforesaid and must not exercise or seek to exercise any right or claim to withhold rent, or any right or claim to legal or equitable set-off.

(2) To pay the Landlord or the person or the corporation appointed in writing by the Landlord to undertake the general management of the said building on the 1st day of each and every calendar month during the continuance of this tenancy the sum of HK$4,500.00 per month (subject to increases) (hereinafter called "the service charges") as contribution towards the expenses for the management of and provision of general services to the said premises as set out in sub-clauses 3(4) to (8) hereof. The Tenant must not exercise or seek to exercise any right or claim to withhold payment of the service charges, or any right or claim to legal or equitable set-off. The management and general services to be undertaken or to be provided or to be performed by the Landlord do not include the disposal of industrial waste or refuse or rubbish of the

Tenant or the provision of any security or guarding service.

(3) To pay the electricity gas and water charges in respect of the said premises and to make all necessary deposits for the supply of electricity gas and water to the said premises when required.

(4) To constantly maintain and keep the whole of the interior of the said premises and every part thereof in proper and tenantable repair and condition including all fixtures and fittings therein.

(5) To permit the Landlord and all persons authorised by it at all reasonable times to enter into the said premises to view the condition thereof and to give or leave notice in writing upon the said premises for the Tenant of all defects and want of repair there found and within one month after every such notice the Tenant shall well and sufficiently repair and make good such defects and want of repair whereof notice shall have been so given or left.

(6) Not to make any alterations in or additions to the said premises without the previous consent in writing of the Landlord. In the event of any permitted alterations or additions being made by the Tenant to the said premises during the said term the Tenant shall reinstate the said premises at his own cost and expense prior to delivering up vacant possession thereof to the Landlord.

(7) Not to assign transfer underlet or part with the possession of the said premises or any part thereof.

(8) Not to do or permit or suffer to be done anything in or upon the said premises or any part thereof which may at any time be or become a nuisance or annoyance to the Landlord or the tenants or occupiers of the other portions of the said building or of the neighbouring premises or which may produce an offensive odour and to take all such precautions as the Landlord shall reasonably require to prevent or minimise damage to the said premises from the Tenant's operations.

(9) Not to store any unlawful or dangerous or hazardous goods or any explosive or combustible substance on or in any part of the said premises.

(10) Not to use the said premises or any part thereof for any illegal or immoral purpose.

(11) Not to prepare or permit to be prepared any food in the said premises.

(12) Not to do or cause or permit or suffer to be done anything whereby the policy or policies of insurance of the said premises or of the said building against fire may be rendered void or voidable or whereby the premium for such insurance may be liable to be increased and the Tenant shall indemnify the Landlord against such increased or

additional premium as shall have been brought about or caused by his act or default.

(13) To use the said premises for industrial purposes only and not to carry on any trade or business thereon which is now or may hereafter be declared to be an offensive trade under the Public Health and Municipal Services Ordinance or any enactment amending the same or substituted therefor.

(14) To cushion the machinery placed or affixed to the said premises and to restrict the number of workers working or staying in the said premises in accordance with Government regulations.

(15) Not to store or place any goods machinery or other things on or in any part of the said premises which impose a loading exceeding 733 kilograms per square metre/150 lbs. per square foot.

(16) Not to overload the lifts in the said building in excess of their maximum capacity and to be responsible for any damage caused thereby.

(17) Not to install any furnace, boiler or other plant or equipment or use any fuel that might in any circumstances produce smoke.

(18) Not to place or store any goods or chattels or any other things on the parking or loading area or the drive-way on the ground floor level or in the common entrance-halls, staircases, landings, passages and other common parts of and in the said building and to indemnify the Landlord against all actions, suits, costs, expenses, losses and claims which may be incurred or sustained by the Landlord by reason of the non-compliance of this sub-clause by the Tenant.

(18a) To observe and perform all the terms and conditions contained in the relevant Conditions of Sale or Government Lease under the said Lot is held from the Government and the Tenant shall indemnify the Landlord against all loss or damage as a result of the non-observance or non-performance thereof.

(19) Not to paint affix erect or display any sign board, neon sign or advertisement on any part of the exterior of the said building but the Tenant shall be allowed to exhibit his sign board or trade or firm name as contained in this Agreement in the staircase entrance on the ground floor of the said building and in such size as the Landlord shall designate and approve.

(20) Not to carry on any trade or business as an oil refinery, paint spraying, dyeing and bleaching, metal-ware bearing, electrical plating, rubber shoes manufacturing, weaving or knitting factory and plastic factory and any other similar kind of trade or business.

(21) Not to install any support or erect any iron bracket on any part of the exterior walls of

the said building for the installation of air-conditioners or ventilators. If the Tenant wishes to install any air-conditioners or ventilators he shall ensure that such air-conditioners or ventilators are safely installed through the windows of the said premises without damaging and without protruding beyond any part of the exterior walls of the said building.

(22) Not to injure or interfere or allow or permit or suffer anyone to injure or interfere with or alter or test or reset or repair or replace the Fire "Alarm" or "Sprinkler" system as the case may be or the other fire fighting equipment installed in the said premises and building without the prior written approval of the Landlord first had and obtained.

(23) Not to fix or erect any chimneys or venetian blinds or sun blinds of any description to or on any part of the exterior walls of the said building and not to fix or erect any chimneys in any part of the said premises.

(24) Not to make any openings on any part of the exterior walls of the said building.

(25) Not to erect any shelters or coverings on any part of the flat-roofs or roof of the said building.

(26) Not to remove or alter the position of the Smoke Lobby Doors or to make any alterations in or additions to such doors.

(27) Not to wire or hang any aerial wiring outside the exterior walls of the said building.

(28) Not to break any part of the exterior walls of the said building for the conveyance of goods, machineries or any other things.

(29) To observe and perform all regulations imposed by any Government Department in relation to or in respect of the carrying on of a factory or of the trade or business of the Tenant on the said premises.

(30) At the expiration or sooner determination of this Agreement to deliver up to the Landlord vacant possession of the said premises in such good repair and condition as aforesaid together with any additional erections alterations or improvements which the Tenant may with the consent of the Landlord as aforesaid have made upon or in the said premises without payment of any compensation for such additional erections alterations or improvements.

3. The Landlord agrees with the Tenant as follows : -

(1) That the Tenant paying the rent hereby reserved and performing and observing the agreements by the Tenant herein contained may peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming through or under it.

(2) To pay the Government rent rates and property tax which are now or may hereafter during the said term be imposed by Government upon the said premises.

(3) To maintain and keep the main structure and roof of the said building and every part of such main structure and roof in proper and tenantable repair and condition.

(4) To engage and pay one or more caretakers for the said building.

(5) To keep the said lifts in good repair and in working condition.

(6) To maintain the electric pumps (if any) for supplying flushing water to the said building in good condition.

(7) To keep the staircases and landings and other common portions of the said building in a clean and sanitary condition.

(8) To pay all charges in respect of electricity consumed by the said lifts, the electric pumps and lighting in the staircases and landings and other common portions of the said building Provided always that the Landlord shall in no case be responsible for failure of the said lifts, the electric pumps and/or lighting for any reason whatsoever including negligent or wrongful acts or omissions by independent contractors or other causes beyond the Landlord's control or for any damage whatsoever caused thereby.

4. PROVIDED ALWAYS AND IT IS MUTUALLY AGREED as follows :-

(1) That if and whenever any part of the rent hereby reserved shall be in arrear for five days (whether the same shall have been formally demanded or not) or if the Tenant shall fail to pay the monthly service charges within five days of due date or if and whenever there shall be a breach of any of the terms and conditions in the Agreement by the Tenant hereinbefore contained or if the Tenant shall become bankrupt or in the case of a limited company shall be wound up whether voluntarily or compulsorily or shall enter into composition or arrangement with the Tenant's creditors or shall suffer execution to be levied upon any of the Tenant's goods or effects the Landlord shall upon the happening of any such event be entitled to re-enter upon the said premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any rights which may have accrued to the Landlord by reason of any antecedent breach of any of the obligations on the part of the Tenant hereinbefore contained.

(2) The lifts as installed in the said building shall be permitted for use by the Tenant under the instructions imposed by the Landlord at all reasonable times only. Should the Tenant fail to observe the instructions as imposed by the Landlord, he shall not be allowed to use the said lifts. The Tenant shall indemnify the Landlord for all damages

done to the said lifts due to the mis-use of the said lifts by the Tenant.

(3) All fire fighting equipment as installed in the said premises shall be and remain the property of the Landlord and the Tenant shall take due care thereof and in particular the Tenant shall not allow such equipment to be interfered with or moved to any other position.

(4) In the event of the said premises at any time during the said term being damaged or destroyed by fire or by any other cause (not attributable to the act or default of the Tenant) so as to be unfit for use this Agreement shall automatically terminate whereupon the Tenant shall forthwith deliver up vacant possession of the entire said premises to the Landlord and neither party shall have any claim against the other of them except for antecedent breaches, if any.

(5) The Landlord shall not be under any liability to the Tenant or to any other person whomsoever in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or sprinkler or any other substance or thing from anywhere within the said building and the Tenant shall fully and effectually indemnify the Landlord from and against all claims and demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any loss, damage or injury caused by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or sprinkler or any other substance or thing from the said premises owing to the neglect or default of the Tenant his servants, agents or licensees or to the defective or damaged condition of the interior of the said premises of which the Tenant is responsible hereunder and against all costs and expenses incurred by the Landlord in respect of any such claim or demand.

(6) The Tenant hereby expressly declares that he waives any claim for or entitlement to any compensation or awards under the provisions of the Demolished Buildings (Redevelopment of Sites) Ordinance or any amending legislation in respect thereof and that the Tenancy shall indemnify the Landlord for any claims actions demands arising from the non-observance or non-compliance of the terms contained in this Clause.

(7) The Tenant hereby expressly declares that he has paid no premium, construction fee, key money or other sums of money of a similar nature for securing the tenancy and that at the expiration or sooner determination of this Agreement the Tenant will not invoke or seek to avail himself of any protection which may or shall hereafter be afforded by any ordinance or regulation in Hong Kong protecting tenants or lessees from eviction but will promptly and punctually quit and deliver up vacant possession of the said

premises at the expiration of this Agreement or sooner determination as aforesaid.

(8) To secure the due performance and observance of the stipulations or conditions herein contained the Tenant shall on the signing of this Agreement pay to the Landlord by way of deposit the sum of $135,000.00 the receipt whereof the Landlord hereby acknowledges. At the expiration or sooner determination of this Agreement and provided that the said rent and other sums of money hereby stipulated shall have been duly paid on due dates and all other terms duly performed and observed by the Tenant then within the period of seven days after the Tenant shall have delivered up vacant possession of the said premises to the Landlord the Landlord shall return to the Tenant the said deposit money but without interest. But the said deposit money shall be absolutely forfeited to the Landlord if the Tenant shall fail to perform or observe any of the stipulations and conditions herein contained, without prejudice to the Landlord's right to claim for damages for breach of contract.

(9) Any notice under this Agreement shall be in writing and any notice to the Tenant shall be sufficiently served if left addressed to him at the said premises or any part thereof or sent to him by registered post or left at his last known address in Hong Kong and any notice to the Landlord shall be sufficiently served if sent to it by registered post or left at its last known address in Hong Kong.

(10) For the purpose of these presents any act default or omission of the agents, licensees, workmen, servants, visitors or customers of the Tenant shall be deemed to be the act default or omission of the Tenant.

(11) For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance Cap. 7 and for the purpose of these presents the rent in respect of the said premises shall be deemed to be in arrear if not paid in advance as stipulated by Clause 1 hereof.

5. All costs and expenses of and incidental to the preparation completion stamping and registration of this Agreement shall be borne and paid by the Landlord and the Tenant in equal shares.

6. It is hereby declared that in these presents if the context permits or requires words importing the singular number shall include the plural number and words importing the masculine gender shall include the feminine gender and the neuter gender.

**AS WITNESS** the hands of the parties hereto the day and years first above written.

**<u>The Schedule Above Referred To</u>**

**ALL THAT FACTORY** on the **FIFTH FLOOR** of **WING TAI FACTORY BUILDING,** No.3 Tai Yip Street, Kwun Tong, Kowloon, Hong Kong erected on **ALL THAT** piece or parcel of ground registered in the Land Registry as **KWUN TONG INLAND LOT NO.667.**

**SIGNED** by the Landlord whose signature )
is verified by :- )

游澤棠

PATRICK P.W. TO
Solicitor, Hong Kong SAR
CHAN, EVANS, CHUNG & TO

**SIGNED** by Chan Ka Ho Jason for and )
on behalf of the Tenant in the presence of :- )

WINTA SERVICES LIMITED 宏泰系統服務工程有限公司

Cheng Chau Ling
Clerk to Messrs. Chan, Evans, Chung & To,
Solicitors, Hong Kong.

**I hereby verify the signature of** Cheng Chau Ling

PATRICK P.W. TO
**Solicitor, Hong Kong SAR**
**CHAN, EVANS, CHUNG & TO**

**INTERPRETED** by :-

Cheng Chau Ling
Clerk to Messrs. Chan, Evans, Chung & To,
Solicitors, Hong Kong.

**RECEIVED** on the day and year first above written of )
and from the Tenant the above mentioned deposit of )
**DOLLARS ONE HUNDRED AND THIRTY FIVE** ) **HK$135,000.00**
**THOUSAND ONLY** Hong Kong Currency. )

**(TRANSFERRED RECEIPT)**

游澤棠

**WITNESS**:-

PATRICK P.W. TO
Solicitor, Hong Kong SAR
CHAN, EVANS, CHUNG & TO

Dated the 30th day of August 2021.

**YAO CHAK CHUEN, YAU CHAK TONG and CHAN LAI YIN**

and

**WINTA SERVICES LIMITED**

&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&

# Tenancy Agreement

of

All That Factory on the 5th Floor of Wing Tai Factory Building, No.3 Tai Yip Street, Kwun Tong, Kowloon, Hong Kong.

&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&

Term : 2 years

Commencement on : 15/09/2021

Termination on : 14/09/2023

Rent : HK$40,500.00

Service charges : HK$4,500.00

Monthly payment on : 1st day of each month

Rent deposit : HK$121,500.00

Service charges deposit : HK$13,500.00

CHAN EVANS CHUNG & TO,
SOLICITORS,
8th Floor CMA Building,
Nos.64-66 Connaught Road Central,
HONG KONG.

REF. : PT/68908/CON/cc/ic